                            INDEMNIFICATION AGREEMENT




     AGREEMENT, dated as of November 21, 1996, by and between Talbert Medical Management Holdings Corporation, a Delaware corporation (the "Company"), and ________________ (the "Indemnitee").

     WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available; and

     WHEREAS, the Indemnitee is an officer and/or director of the Company; and

     WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today's environment; and

     WHEREAS, the Bylaws of the Company require the Company to indemnify and advance expenses to its directors and officers and to persons who serve at the request of the Company as directors and officers of another corporation to the full extent permitted by law and the Indemnitee has been serving and continues to serve at the request of the Company, as a director and/or officer of the Company in part in reliance on such Bylaws; and

     WHEREAS, in recognition of the Indemnitee's need for substantial protection against personal liability in order to enhance the Indemnitee's continued service to the Company in an effective manner, the increasing difficulty in obtaining satisfactory director and officer liability insurance coverage and the Indemnitee's reliance on the aforesaid Bylaws, and in part to provide the Indemnitee with specific contractual assurance that the protection promised by such Bylaws will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of such Bylaws or any change in the composition of the Company's Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to the Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of the Indemnitee under the Company's directors' and officers' liability insurance policies.

     NOW, THEREFORE, in consideration of the premises and of the Indemnitee continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:


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     1.   CERTAIN DEFINITIONS:

          (a) "CHANGE IN CONTROL" shall be deemed to have occurred if (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (iii) FHP International Corporation ("FHP"), if FHP as a result of the rights offering to purchase the Company's Common Stock being made in connection with PacifiCare Health Systems, Inc.'s acquisition of FHP and more fully described in the Form S-1 Registration Statement filed with the Securities and Exchange Commission on December 11, 1996, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company's then outstanding Voting Securities; (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period of whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (3) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company's assets.

          (b) "CLAIM" shall mean any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted by the Company or any other party, that the Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

          (c) "EXPENSES" shall include attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event.

          (d) "INDEMNIFIABLE EVENT" shall mean any event or occurrence related to the fact that the Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity.


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          (e)  "INDEPENDENT LEGAL COUNSEL" shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 3, who shall not have otherwise performed services for the Company or the Indemnitee within the last five years (other than with respect to matters concerning the rights of the Indemnitee under this Agreement, or of other indemnities under similar indemnity agreements).

          (f)  "POTENTIAL CHANGE IN CONTROL" shall be deemed to have occurred if
(1) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (2) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; (3) any person, other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (ii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, (iii) FHP, if FHP as a result of the rights offering to purchase the Company's Common Stock being made in connection with PacifiCare Health Systems, Inc.'s acquisition of FHP and more fully described in the Form S-1 Registration Statement filed with the Securities and Exchange Commission on December 11, 1996, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company's then outstanding Voting Securities, increases by three percentage points (3%) or more over the percentage so owned by such person; or (4) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

          (g) "REVIEWING PARTY" shall mean any appropriate person or body consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Board who is not a party to the particular Claim for which the Indemnitee is seeking indemnification, or Independent Legal Counsel.

          (h) "VOTING SECURITIES" shall mean any securities of the Company which vote generally in the election of directors.

     2. BASIC INDEMNIFICATION ARRANGEMENT. (a) In the event the indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify the Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim, except that no indemnification shall be made pursuant to this Agreement for any Claim by reason of the Indemnitee's liability under Section 16(b) of the Exchange Act or under federal or state securities laws for "insider trading," conduct that is finally adjudged as constituting active or deliberate dishonesty or willful fraud or illegality, or conduct that is finally adjudged as producing an unlawful personal benefit. Notwithstanding anything in this Agreement to the contrary, prior to a Change in Control, the Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by the Indemnitee (other than pursuant to


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Section 5 hereof) against the Company or any director or officer of the Company unless the Board of Directors has authorized or consented to the initiation of such Claim. If so requested by the Indemnitee, the Company shall advance (within ten (10) business days of such request) any and all Expenses to the Indemnitee (an "Expense Advance").

          (b) Notwithstanding the foregoing, (i) the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3 hereof is involved) that the Indemnitee would not be permitted to be indemnified under applicable law, and
(ii) the obligation of the Company to make an Expense Advance pursuant to
Section 2(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that the Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if the Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that the Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, the Indemnitee shall have the right to commence litigation in any court in the States of California or Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Indemnitee.

     3. CHANGE IN CONTROL. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or Company Bylaw now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to


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

above and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant thereto.

     4. ESTABLISHMENT OF TRUST. In the event of a Potential Change in Control, the Company shall, upon written request by the Indemnitee, create a trust for the benefit of the Indemnitee and from time to time upon written request of the Indemnitee shall fund such trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Claim relating to an Indemnifiable Event, and any and all judgments, fines, penalties and settlement amounts of any and all Claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party in any case in which the Independent Legal Counsel referred to above is involved. The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee, (ii) the trustee shall advance, within ten business days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the trust under the circumstances under which the Indemnitee would be required to reimburse the Company under Section 2(b) of this Agreement), (iii) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be chosen by the Indemnitee; PROVIDED THAT neither the Company nor any of its directors or officers may serve as the trustee. Nothing in this Section 4 shall relieve the Company of any of its obligations under this Agreement.

     5. INDEMNIFICATION FOR ADDITIONAL EXPENSES. The Company shall indemnify the Indemnitee against any and all expenses (including attorneys' fees) and, if requested by the Indemnitee, shall (within ten business days of such request) advance such expenses to the Indemnitee which are incurred by the Indemnitee in connection with any action brought by the Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company Bylaw now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

     6. PARTIAL INDEMNITY, ETC. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. Moreover, notwithstanding any other provision of this


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Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

     7. BURDEN OF PROOF. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled.

     8. NO PRESUMPTIONS. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that the Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by the Indemnitee to secure a judicial determination that the Indemnitee should be indemnified under applicable law shall be a defense to the Indemnitee's claim or create a presumption that the Indemnitee has not met any particular standard of conduct or did not have any particular belief.

     9. NONEXCLUSIVITY, ETC. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Company's Bylaws or the Delaware General Corporation Law or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

     10. LIABILITY INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

     11. PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against the Indemnitee, the Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

     12. AMENDMENTS, ETC. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the


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provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     13. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

     14. NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

     15. BINDING EFFECT, ETC. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, liquidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's request.

     16. SEVERABILITY. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

     17. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

     18. EFFECTIVENESS. This Agreement shall become effective only if FHP holds less than 50% of the Company's Common Stock upon completion of the rights offering to purchase the Company's Common Stock being made in connection with PacifiCare Health Systems, Inc.'s acquisition of FHP and more fully described in the Form S-1 Registration Statement filed with the Securities and Exchange Commission on December 11, 1996.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of November 21, 1996.


                              TALBERT MEDICAL MANAGEMENT
                              HOLDINGS CORPORATION



                              By:
                                  -------------------------------------------
                              Name:     Jack D. Massimino
                              Title:    President and Chief Executive Officer




                              -----------------------------------------------
                                        Indemnitee


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